Exhibit 10.2

Secured Convertible Promissory Note Purchase Agreement

This Secured Convertible Promissory Note Purchase Agreement (the “Agreement”) dated as of July 20, 2018 is made and entered into by and among EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), each purchaser listed on Schedule I hereto (each, an “Investor”).

Recitals

The Company is seeking to raise financing for its operations. The Investors desire to lend funds to the Company on the terms and conditions set forth in this Agreement.

Terms and Conditions

Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Securities.

(a) Promissory Note. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor, and each Investor, severally and not jointly, hereby agrees to purchase from the Company, a secured convertible promissory note (each, a “Note”) in the principal amount set forth beside the Investor’s name on Schedule I (the “Loan Amount”), in substantially the form attached as Exhibit A.

(b) Warrant. As additional consideration for the loan, the Company will issue to each Investor, concurrently with the delivery of the Note, a warrant in substantially the form attached hereto as Exhibit B (each, a “Warrant”) to purchase the number of shares of the Company’s common stock set forth beside the Investor’s name on Schedule I.

(c) Tax Matters. The Company and the Investors, as a result of arm’s length bargaining, agree that:

(i) neither the Investors nor any entity affiliated with the Investors has rendered any services to the Company in connection with this Agreement;

(ii) the Warrants are not being issued as compensation;

(iii) the aggregate fair market value of the Notes, if issued apart from the Warrants, is $2,999,000 and the aggregate fair market value of the Warrants, if issued apart from the Notes, is $1,000; and

(iv) all tax returns and other informational returns of each party relative to this Agreement and the Notes and Warrants shall consistently reflect the matters referred to in this Section 1(c).

2. Closings.

(a) Initial Closing. The initial closing of the sale and purchase of the Notes and Warrants (the “Closing”) will be held on the date hereof or at such other time as the Company and the Investors shall agree.

(b) Additional Closings. Each of the Investors acknowledges and agrees that the Company may issue and sell additional Notes (together with related Warrants), such that the aggregate principal amount of Notes issued pursuant to this Agreement will not exceed $5,000,000. The issuance and sale of the additional Notes and Warrants will be on the same terms as the sale of Notes and Warrants at the initial closing; provided, that all subsequent sales are consummated prior to 90 days after the initial closing. At each additional closing, each Investor purchasing Notes (together with related Warrants) at that closing will become a party to this Agreement upon execution of a Notice of Adoption of this Agreement in the form of Exhibit D by such purchaser who will thereupon become bound by the conditions of and entitled to the benefits of this Agreement as an “Investor” and Schedule I shall be updated accordingly.

(c) Delivery. At each closing under this Agreement, (i) each Investor purchasing a Note under this Agreement will deliver to the Company a check or wire transfer of funds in the amount of the Investor’s Loan Amount and (ii) the Company will issue and deliver to the Investor (A) a Note in favor of the Investor in the principal amount of the Investor’s Loan Amount, (B) a corresponding Warrant, and (C) a Security Agreement executed by the Company in favor of the Investors in the form of Exhibit C attached hereto (the “Security Agreement” and, together with the Notes and the Warrants, collectively the “Transaction Documents”).

3. Representations, Warranties, and Covenants of the Company. To induce the Investors to enter into this Agreement and to purchase the Notes and Warrants, the Company hereby represents and warrants to the Investors as follows.

(a) Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(b) Authorization. All corporate action required to be taken by the Company’s board of directors and stockholders in order to authorize the Company to enter into this Agreement and the other Transaction Documents, and to perform its obligations under this Agreement and the other Transaction Documents, including the issuance and delivery of the Notes and Warrants and the reservation of the equity securities issuable upon conversion of the Notes and exercise of the Warrants has been taken or will be taken prior to the issuance of those equity securities. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the Company under this Agreement and the other Transaction Documents to be performed as of the closing, and the issuance and delivery of the Notes and Warrants has been taken or will be taken prior to the issuance of these securities. This Agreement, the Notes, the Warrants and the other Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Securities. The Notes and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or the applicable securities, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor. Assuming the accuracy of the representations of the Investors in this Agreement and subject to the filings described in Section 3(d), the Notes, the shares issuable upon conversion of the Notes (the “Note Shares”), the Warrants and the Warrant Shares (collectively, the “Securities”) will be issued in compliance with all applicable federal and state securities laws. The capital stock of the Company issuable upon conversion of the Notes and exercise of the Warrants, when issued in compliance with the provisions of this Agreement, the Notes or the Warrants and the Company’s certificate of incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or the applicable securities, applicable federal and state securities laws and liens or encumbrances created by or imposed by an Investor. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing date any offering material in connection with the offering and sale of the Securities. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities within the provisions of Section 5 of the Securities Act of 1933 (the “Securities Act”), unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

(d) Government Consents and Filings. Assuming the accuracy of the representations made by the Investors in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except for filings pursuant to Regulation D of the Securities Act of 1933, other applicable securities laws, and applicable state securities laws, which have been made or will be made in a timely manner.

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(e) Compliance with Other Instruments and Laws. The Company is not in violation or default, the violation of which would have a Material Adverse Effect, (i) of any provisions of its certificate of incorporation or bylaws (or any similar organization documents), (ii) of any instrument, judgment, order, writ or decree, (iii) except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under any note, indenture or mortgage or (iv) except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreements and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(f) No Finder’s Fees. Other than certain fees to be paid to Northland Securities, Inc. or one or more of its affiliates, the Company represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Bad Actor Disqualification.

(i) No Disqualification Events. With respect to Securities (as hereinafter defined) to be offered and sold hereunder in reliance on Rule 506 under the Securities Act of 1933 (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities (calculated on the basis of voting power), nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of such sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act of 1933 (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(ii) Other Covered Persons. Other than as set forth in Section 3(f), the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(iii) Notice of Disqualification Events. The Company will notify the Investors in writing, prior to any closing hereunder of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(h) Certificate of Incorporation; Bylaws. The Company has made available to the Investors true, correct and complete copies of the certificate of incorporation and bylaws of the Company, as in effect on the date hereof.

(i) SEC Filings. The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission on or after November 29, 2016 (the “SEC,” and the documents, the “Company SEC Documents”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in shareholders’ equity of the Company and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the Company SEC Documents, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2018, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Except for liabilities incurred in connection with that certain Equity Purchase Agreement dated June 1, 2018 between the Company and Billy (Trey) Peck Jr., such liabilities incurred subsequent to March 31, 2018, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

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(j) Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, of which (A) 2,571,068 shares were issued and outstanding as of the date of this Agreement, and (B) 15,987,287 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement; and (ii) 10,000,000 shares of preferred stock, of which 100,000 shares designated as Series A Preferred Stock were issued and outstanding as of the date of this Agreement. All issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or the Company SEC Documents, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities.

(k) Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties. All of the outstanding capital stock or other securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens claims, or encumbrances except for Permitted Liens (as defined in the Security Agreement).

(l) Valid Issuance of Securities. The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms hereof or the Notes or Warrants, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale and delivery of the Securities in accordance with the terms hereof or the Note or Warrant, as the case may be, will not be subject to preemptive rights of stockholders of the Company. The Warrant Shares and Note Shares have been duly reserved for issuance upon exercise of the Warrants and Notes.

(m) Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that (a) if adversely determined would reasonably be expected to adversely effect the business, condition, prospects, capitalization, assets, liabilities, operations or financial performance of the Company or its subsidiaries or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

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(n) No Brokers. Except for any fees payable to Northland Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

(o) Compliance. Except as would not be reasonably likely to have a Material Adverse Effect, the Company is not in violation of its certificate of incorporation or bylaws. Neither the Company nor the subsidiaries have been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and the subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and they subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.

(p) No Material Changes. Except as disclosed in the Company SEC Documents, since March 31, 2018, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Since March 31, 2018, the Company has not declared or paid any dividend or distribution or its capital stock.

(q) Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’ knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

(r) Intellectual Property.

i. The Company has ownership or license or legal right to use all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

ii. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries ownership of all material Intellectual Property with respect to their products and technology.

iii. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed.

iv. No proceedings have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

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v. All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto.

(s) Exchange Compliance. The Company’s common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and trades on the OTC Pink Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act or delisting the common stock (including the Note Shares and Warrant Shares) from the Principal Market. The Company is in compliance with all of the presently applicable requirements for continued listing of the common stock on the Principal Market. The issuance of the Securities does not require shareholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

(t) [Intentionally Omitted].

(u) Accountants. EKS&H LLP, who expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, to be incorporated by reference into the Registration Statement (as hereinafter defined) and the prospectus which forms a part thereof (the “Prospectus”), have advised the Company that it is, and to the knowledge of the Company it is, an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder. The Company covenants to file its Form 10-K containing audited consolidated financial statements for the year ended December 31, 2018 within the time period required by applicable securities laws and further represents and warrants that it has no reason to believe that the auditors will not be able to express an unqualified opinion with respect to such financial statements, assuming the Closing occurs as contemplated herein.

(v) Taxes. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction.

(w) Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(x) Transfer Taxes. On the Closing date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

(y) Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(z) Related Party Transactions. To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

(aa) Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

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(bb) Disclosure Controls and Internal Controls.

i. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to their Company’s principal executive officer and its principal financial officer by others within those entities particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

ii. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as described in the Company SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the Company SEC Documents, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

iii. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

iv. Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its/subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

v. To the knowledge of the Company, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) except as described in the Company SEC Documents, any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.

(cc) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(dd) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of common stock or a change in control of the Company.

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(ee) Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ff) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(gg) Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh) Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Indebtedness. Schedule II attached hereto sets forth (a) all indebtedness of the Company and its subsidiaries for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of the Company prepared in accordance with GAAP; (b) all direct or contingent obligations of the Company and its subsidiaries arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of the Company and its subsidiaries under any swap contract; (d) indebtedness described in clauses (a) through (c) of this definition (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by the Company or any of its subsidiaries (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or a subsidiary or is limited in recourse; and (e) all guarantees of the Company and its subsidiaries in respect of any of the foregoing.

(jj) No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the common stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes not representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(kk) Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the Company SEC Documents, or made available to the public generally since March 31, 2018, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) No Additional Agreements. Other than with respect to closing mechanics, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase Securities on terms more favorable to such person than as set forth herein.

4. Representations of the Investors. To induce the Company to enter into this Agreement and to sell the Notes and Warrants, each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

(a) Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Purchase for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.

(c) Disclosure of Information; Sophistication. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The Investor has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor represents and warrants that it has the knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of this investment. The Investor acknowledges that investment in the Securities involves a high degree of risk and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

(d) Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, by reason of a specific exemption from the registration provisions of the Securities Act of 1933 which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

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(e) Legends. The Investor understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends (in substantially the form set forth below):

(i) “THE SECURITIES REPRESENTED HEREBY and the SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

(f) No Public Market. The Investor understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(g) Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The Investor satisfies the criteria indicated on the signature page hereto.

(h) Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(i) No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(j) Exculpation Among Investors. The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(k) Residence, Investment Decision. The Investor’s residence or principal place of business, and the location where the Investor made the decision to purchase the Notes and Warrants, is in the state set forth in the Investor’s address on the signature page hereto.

(l) No Finder’s Fees. Each Investor represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible.

(m) Further Assurances. Each Investor agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with federal or state securities laws or other regulatory approvals.

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5. Further Agreements.

(a) Use of Proceeds. In accordance with the directions of the Company’s board of directors, the Company will use the proceeds from the sale of the Notes and Warrants for product development and other general corporate purposes. Except for approximately $1 million of proceeds that the Company shall use to repay principal, interest, fees, and expenses related to the senior bridge notes of the Company held by Red Ocean Consulting, LLC and the Richard H. Enrico Revocable Trust Dated June 9, 1998, the proceeds from the sale of the Notes and Warrants shall not be used for the redemption or repurchase of debt or securities (other than the repurchase of securities from employees and directors pursuant to the Company’s omnibus stock plan), dividends or payments to officers other than regular salaries, relocation expenses and reimbursements for costs incurred on behalf of the Company in the ordinary course of business.

(b) Reporting Status. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Note Shares and Warrant Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will otherwise take such further action as an Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell the Note Shares and Warrant Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

(c) Adjustments in Share Numbers. In the event of any stock split, subdivision, dividend or distribution payable in shares of common stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of common stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement or the Note or the Warrants to a number of shares or price per share shall be amended appropriately to account for such event.

6. Registration Rights.

(a) Registration Procedures and Expenses.

i. The Company shall prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than 45 days following Closing, a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “Registration Statement”) and as soon as reasonably practicable thereafter but in no event later than 180 days following the filing of the Registration Statement (210 days in the event of a full review of the Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Investors. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Note Shares; (ii) the Warrant Shares; and (iii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Note Shares or Warrant Shares. If the Registration Statement has not been declared effective by the SEC on or before the date that is 180 days after the filing date of the Registration Statement, or 210 days after the filing of the Registration Statement in the event of a full review of the Registration Statement by the SEC (the “Required Effective Date”), the Company shall, on the business day immediately following the Required Effective Date and each 30th day thereafter, make a payment to the Purchasers as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 1% of the Purchase Price paid for the Securities then owned by the Purchasers until the Registration Statement is declared effective by the SEC. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Purchasers by wire transfer or check within five business days after the earlier of (i) the end of each 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement. If the Company fails to pay any liquidated damages pursuant to this section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. “Business day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

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ii. The Company shall use its best efforts to:

A. prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Registrable Securities (collectively, “Common Shares”) held by a Purchaser for a period ending on the earlier of (i) the second anniversary of the Closing date, (ii) the date on which all Common Shares may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) or (iii) such time as all Common Shares have been sold pursuant to a registration statement or Rule 144. At such time the Company is no longer required to keep the Registration Statement current and effective for the Common Shares held by a Purchaser (the “Registration Statement Termination Date”), that Purchaser will no longer accrue any additional liquidated damages payments pursuant to Sections 6(a)(i) or 6(b)(iii); however, the Company shall still be obligated to make all payments under Sections 6(a)(i) or 6(b)(ii) that were not made prior to the Registration Statement Termination Date for that Purchaser. The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

B. furnish to the Purchaser with respect to the Common Shares registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Common Shares by the Purchaser;

C. make any necessary blue sky filings;

● pay the expenses incurred by the Company and the Purchasers in complying with Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

● advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

● with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Common Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Common Shares qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Common Shares shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Common Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Common Shares without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the SEC that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

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(b) Transfer of Shares After Registration; Suspension.

(i) Except in the event that Section 6(b)(ii) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Common Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

(ii) Subject to Section 6(b)(iii), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Common Shares pursuant to the Registration Statement (a “Suspension”) until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchasers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6(b)(ii).

(iii) Notwithstanding the foregoing paragraphs of this Section 6(b), the Company shall use its commercially reasonable best efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that does not constitute a Qualifying Suspension, the Company shall pay to the Purchaser, on the 30th day following the first day of such Suspension (or the first day of such part), and on each 30th day thereafter, an amount equal to 1% of the Purchase Price paid for the Securities purchased by the Purchaser and not previously sold by the Purchaser with such payments to be prorated on a daily basis during each 30 day period and will be paid to the Purchaser by wire transfer or check within five business days after the end of each 30 day period following.

(iv) If a Suspension is not then in effect, the Purchasers may sell Common Shares under the Registration Statement, provided that they comply with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to a Purchaser and to any other parties reasonably requiring such Prospectuses.

(v) The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent may issue, in connection with the sale of the Common Shares, certificates representing such Common Shares without restrictive legend, provided the Common Shares are to be sold pursuant to the Prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Purchasers, that no further opinion of counsel is required at the time of transfer in order to issue such Common Shares without restrictive legend.

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The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Common Shares from the Purchasers, if no Suspension is in effect at the time of sale, and (a) the sale of such Common Shares is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act); (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Securities Act; or (c) such Common Shares are sold in compliance with Rule 144 under the Securities Act. In addition, the Company shall remove the restrictive legend from any Common Shares held by the Purchasers following the expiration of the holding period required by Rule 144 under the Securities Act (or any successor rule).

(c) Indemnification. For the purpose of this Section 6(c):

● the term “Selling Shareholder” shall mean a Purchaser, its executive officers and directors and each person, if any, who controls that Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

● the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

● the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

i. The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

ii. Each Purchaser severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Purchaser to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Purchaser specifically for use in preparation of the Registration Statement, and that Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Purchaser from the sale of the Common Shares pursuant to the Registration Statement.

Purchase Agreement	Page 14

iii. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6(c), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6(c) (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6(c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

iv. If the indemnification provided for in this Section 6(c) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (iii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the liable Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the liable Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), no Purchasers shall be required to contribute any amount in excess of the amount by which the net amount received by that Purchaser from the sale of the Common Shares to which such loss relates exceeds the amount of any damages which that Purchaser has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Common Shares to which such loss relates and not joint.

Purchase Agreement	Page 15

v. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6(c), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6(c) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

vi. The obligations of the Company and of the Purchasers under this Section 6(c) shall survive completion of any offering of Registrable Securities in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Termination of Conditions and Obligations. The conditions precedent imposed by this Section 6 upon the transferability of the Common Shares shall cease and terminate as to any particular number of the Common Shares when such Common Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Common Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The Company shall request an opinion of counsel promptly upon receipt of a request therefor from Purchaser.

(e) Information Available. So long as the Registration Statement is effective covering the resale of Common Shares owned by a Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to each Purchaser:

● as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

● upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6(e) as filed with the SEC and all other information that is made available to shareholders; and

● upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of a Purchaser, will meet with each Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Common Shares and will otherwise reasonably cooperate with the Purchasers conducting an investigation for the purpose of reducing or eliminating the Purchasers’ exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with a Purchaser until and unless that Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

(f) Public Statements; Limitation on Information. The Company agrees to disclose on a Current Report on Form 8-K the existence of the offering and the material terms thereof, including pricing, within one business day after it specifies the Closing date. Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto. The Company will not issue any public statement, press release or any other public disclosure listing a Purchaser as one of the purchasers of the Common Shares without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed. The Company shall not provide, and shall cause each of its subsidiaries and the respective officers, directors, employees and agents of the Company and each of its subsidiaries not to provide, the Purchasers with any material nonpublic information regarding the Company or any subsidiary from and after the date the Company files, or is required by this Section to file, the Current Report on Form 8-K with the SEC without the prior express written consent of the Purchaser.

Purchase Agreement	Page 16

(g) Limits on Additional Issuances. The Company will not, for a period of six months following the Closing date offer for sale or sell any securities without the prior consent of the holders of at least a majority of the then-outstanding principal amount of the Notes. Except as disclosed in the Company SEC Documents and for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

(h) Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days after the Closing date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Securities.

(i) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Note Shares and Warrant Shares originally issued or issuable to such Purchaser pursuant to this Agreement and Note and the Warrants (or any common stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such Note Shares or Warrant Shares), or to any affiliate of a Purchaser that acquires any Registrable Securities. Any such permitted assignee shall have all the rights of such Purchaser under this Section 6 with respect to the Registrable Securities transferred.

7. Miscellaneous.

(a) Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closings under this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

(b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of State of Arizona, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Arizona.

(d) Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section. If notice is given to the Company, a copy shall also be sent to Frank B. Bennett, Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402, and if notice is given to the Investors, a copy shall also be given to [Investor Counsel Name and Address].

Purchase Agreement	Page 17

(g) Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the Notes or the Warrants, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of (i) the Company, (ii) (A) the holders of at least a majority of the then-outstanding principal amount of the Notes or (B) for an amendment, termination or waiver effected prior to the initial closing, Investors obligated to purchase a majority of the principal amount of the Notes to be issued at the initial closing and (iii) the holders of at least a majority of the then-outstanding Warrants. Any amendment or waiver effected in accordance with this Section shall be binding upon the Investors and each transferee of the Securities, each future holder of all such securities, and the Company.

(i) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(j) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(k) Entire Agreement. This Agreement (including the exhibits hereto), the Notes and the Warrants constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(l) No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes and Warrants as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(m) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Remainder of page intentionally left blank—signature page follows]

Purchase Agreement	Page 18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Investor:		EVO TRANSPORTATION & ENERGY SERVICES, INC.

Entity Name: DAN THOMPSON II LLC

By:	/s/ Dan Thompson	By:	/s/ John P. Yeros
Name:	Dan Thompson	Name:	John P. Yeros
Title:	President	Title:	Chief Executive Officer

TIN/SSN:

Address:

E-mail:
Facsimile:

Mark all that are applicable:

____	Investor is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

____	Investor is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

____	Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

____	Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____	Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

____	an organization described in Section 501(c)(3) of the Internal Revenue Code;

____	a corporation;	____	a Massachusetts or similar business trust; or

____	a partnership.

____	Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

____	Investor is a director or executive officer of the Company.

Schedule I

Schedule of Investors

Investor	Loan Amount	Date of Note Issue	Warrant Shares
Dan Thompson II LLC Attention: ______________ _______________________ ______________, __ _____ Tel: (___) ___-____ Fax: (___) ___-____ Email: _____@___________.___	$3,000,000.00	July 20, 2018	1,200,000

_______________________ Attention: ______________ _______________________ ______________, __ _____ Tel: (___) ___-____ Fax: (___) ___-____ Email: _____@___________.___	$__________	_________ __, 20__

Purchase Agreement	Schedule I

Schedule II

Indebtedness

1.	Loan Agreement, dated as of December 31, 2014, by and between Titan El Toro, LLC and FirstCNG LLC and Tradition Capital Bank
2.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
3.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of David M. Leavenworth
4.	Secured Bridge Note, dated September 26, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
5.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Joseph H. Whitney
6.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of The Globe Resources Group, LLC
7.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Richard E. Gilbert
8.	Secured Bridge Note, dated January 31, 2017, by Titan CNG LLC in favor of the Richard H. Enrico Revocable Trust dated June 9, 1998
9.	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Danny R. Cuzick
10.	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Damon R. Cuzick
11.	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Theril H. Lund
12.	Convertible Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Thomas J. Kiley
13.	Senior Promissory Note, dated February 1, 2017, by Minn Shares Inc. in favor of Danny R. Cuzick, as amended
14.	Working Capital Note, dated February 1, 2017, by Minn Shares Inc. in favor of Danny R. Cuzick
15.	Working Capital Note, dated February 1, 2017, by Minn Shares Inc. in favor of Damon R. Cuzick
16.	Working Capital Note, dated February 1, 2017, by Minn Shares Inc. in favor of Theril H. Lund
17.	Working Capital Note, dated February 1, 2017, by Minn Shares Inc. in favor of Thomas J. Kiley
18.	Promissory Note, dated February 1, 2017, by Environmental Alternative Fuels, LLC in favor of Danny R. Cuzick, (guaranteed by the Company)
19.	Promissory Note dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
20.	Equity Purchase Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.

Purchase Agreement	Schedule II

Exhibit A

Form of Convertible Note

Purchase Agreement	Exhibit A

Exhibit B

Form of Initial Warrant

Purchase Agreement	Exhibit B

Exhibit C

Form of Security Agreement

Purchase Agreement	Exhibit C

Exhibit D

Notice of Adoption

This Notice of Adoption (“Adoption Notice”) is executed by the undersigned (the “Adopting Party”) pursuant to the terms of that certain Bridge Loan Agreement dated as of _________ __, 20__, as may be amended from time to time (the “Agreement”), by and among _____________, a __________ __________, and the other parties thereto. Capitalized terms used but not defined herein will have the respective meanings ascribed to such terms in the Agreement. By the execution and delivery of this Adoption Notice, the Adopting Party agrees as follows:

1. Acknowledgment. Adopting Party acknowledges that Adopting Party is purchasing the Notes and related Warrants set forth below.

2. Agreement. Adopting Party: (i) agrees that the Notes and Warrants acquired by Adopting Party will be bound by and subject to the terms of the Agreement; and (ii) hereby adopts the Agreement with the same force and effect as if Adopting Party were originally an Investor, with its representations and warranties effective as of the date hereof.

3. Notice. Any notice required or permitted by the Agreement will be given to Adopting Party at the address or facsimile listed beside Adopting Party’s signature below.

IN WITNESS WHEREOF, the Adopting Party has caused this Notice of Adoption to be executed by its duly authorized representative as of the date first written below.

Aggregate Principal Amount of Notes Purchased:
Printed Name of Adopting Party

Date:

Signature

Address

Email:

Facsimile: (___)	Printed Name and Title

Purchase Agreement	Exhibit D

Mark all that are applicable:

____	Investor is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

____	Investor is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

____	Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

____	Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____	Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

____	an organization described in Section 501(c)(3) of the Internal Revenue Code;

____	a corporation;	____	a Massachusetts or similar business trust; or

____	a partnership.

____	Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

____	Investor is a director or executive officer of the Company.

Purchase Agreement	Exhibit D